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                                                                      EXHIBIT 11

                                  FURON COMPANY

                       Computation of Net Income Per Share

                                                                   Three months ended                 Nine months ended
                                                                   ------------------                 -----------------
                                                              November 2,      October 28,      November 2,       October 28,
                                                                 1996             1995             1996              1995
-----------------------------------------------------------------------------------------------------------------------------
PRIMARY NET INCOME PER SHARE

             Earnings:
                  Net income                                  $4,055,000       $3,797,000       $12,508,000       $9,862,000
                                                              ==========       ==========       ===========       ==========

             Shares:
                  Weighted average number of common
                  shares outstanding                           8,881,450        8,845,179         8,874,382        8,819,656

                  Shares issuable from assumed exercise
                  of stock options                               257,672          199,076           250,153          244,448
                                                              ----------       ----------       -----------       ----------

                  Average shares as adjusted                   9,139,122        9,044,255         9,124,535        9,064,104
                                                              ==========       ==========       ===========       ==========

Primary net income per share                                  $     0.44       $     0.42              1.37       $     1.09
                                                              ==========       ==========       ===========       ==========

FULLY DILUTED NET INCOME PER SHARE

             Earnings:
                  Net income                                  $4,055,000       $3,797,000       $12,508,000       $9,862,000
                                                              ==========       ==========       ===========       ==========

             Shares:
                  Weighted average number of common
                  shares outstanding                           8,881,450        8,845,179         8,874,382        8,819,656

                  Shares issuable from assumed exercise
                  of stock options                               257,711          199,076           250,920          247,177
                                                              ----------       ----------       -----------       ----------

                  Average shares as adjusted for
                  full dilution                                9,139,161        9,044,255         9,125,302        9,066,833
                                                              ==========       ==========       ===========       ==========

Fully diluted net income per share                            $     0.44       $     0.42       $      1.37       $     1.09
                                                              ==========       ==========       ===========       ==========
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